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                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            Statement of Eligibility
                      Under the Trust Indenture Act of 1939
                  of a Corporation Designated to Act as Trustee
                Check if an Application to Determine Eligibility
                of a Trustee Pursuant to Section 305(b)(2) ______

                          HARRIS TRUST AND SAVINGS BANK
                                (Name of Trustee)

        Illinois                                       36-1194448
 (State of Incorporation)                   (I.R.S. Employer Identification No.)

                 111 West Monroe Street, Chicago, Illinois 60603
                    (Address of principal executive offices)

                Daniel G. Donovan, Harris Trust and Savings Bank,
                311 West Monroe Street, Chicago, Illinois, 60606
                  (312) 461-2908 phone (312) 461-3525 facsimile
           (Name, address and telephone number for agent for service)

                           NEXTEL COMMUNICATIONS, INC.
                                    (Obligor)

        Delaware                                         36-3939651
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             1505 Farm Credit Drive
                             McLean, Virginia 22012
                    (Address of principal executive offices)

                  12% Senior Serial Redeemable Notes, Due 2008
                         (Title of indenture securities)

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1.   GENERAL INFORMATION. Furnish the following information as to the
Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

          Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

 2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

          The Obligor is not an affiliate of the Trustee.

 3.  through 15.

          NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the Trustee as now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

          A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

     2.   A copy of the existing by-laws of the Trustee.

          A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Commercial Federal Corporation, File No. 333-20711, and is incorporated herein by reference.

     3.   The consents of the Trustee required by Section 321(b) of the Act.

          (included as Exhibit A on page 2 of this statement)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

          (included as Exhibit B on page 3 of this statement)

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                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 2nd day of February, 1999.

HARRIS TRUST AND SAVINGS BANK

By: /s/ D. G. DONOVAN
   --------------------------
    D. G. Donovan
    Assistant Vice President

EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK

By: /s/ D. G. DONOVAN
   --------------------------
    D. G. Donovan
    Assistant Vice President


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EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of September 30, 1998, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                      Consolidating Report of Condition of

                               [HARRIS BANK LOGO]

                          Harris Trust and Savings Bank
                             111 West Monroe Street
                             Chicago, Illinois 60603

          of Chicago, Illinois, And Foreign and Domestic Subsidiaries,
         at the close of business on September 30, 1998, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and
       Trust Companies of the State of Illinois and by the Federal Reserve
                             Bank of this District.

                         Bank's Transit Number 71000288



                                                                                                            THOUSANDS
                                                              ASSETS                                        OF DOLLARS

Cash and balances due from depository institutions:
                  Non-interest bearing balances and currency and coin....................                              $1,097,714
                  Interest bearing balances..............................................                                $213,712
Securities:..............................................................................
a.  Held-to-maturity securities                                                                                                $0
b.  Available-for-sale securities                                                                                      $5,036,734
Federal funds sold and securities purchased under agreements to resell                                                    $48,950
Loans and lease financing receivables:
                  Loans and leases, net of unearned income...............................         $9,111,098
                  LESS:  Allowance for loan and lease losses.............................           $104,900
                                                                                              --------------

                  Loans and leases, net of unearned income, allowance, and reserve
                  (item 4.a minus 4.b)...................................................                              $9,006,198
Assets held in trading accounts..........................................................                                $202,008
Premises and fixed assets (including capitalized leases).................................                                $245,290
Other real estate owned..................................................................                                    $365
Investments in unconsolidated subsidiaries and associated companies......................                                     $41
Customer's liability to this bank on acceptances outstanding.............................                                 $34,997
Intangible assets........................................................................                                $260,477
Other assets.............................................................................                              $1,148,163
                                                                                                                -----------------

TOTAL ASSETS                                                                                                          $17,294,649
                                                                                                                =================

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
                                                            LIABILITIES

Deposits:
      In domestic offices.................................................................                             $9,467,895
                  Non-interest bearing....................................................        $2,787,471
                  Interest bearing........................................................        $6,680,424
      In foreign offices, Edge and Agreement subsidiaries, and IBF's......................                             $1,268,759
                  Non-interest bearing....................................................           $23,329
                  Interest bearing........................................................        $1,245,430
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
Federal funds purchased & securities sold under agreements to repurchase.............                                  $3,118,548
Trading Liabilities                                                                                                       110,858
Other borrowed money:.....................................................................
a.  With remaining maturity of one year or less                                                                        $1,202,050
b.  With remaining maturity of more than one year                                                                              $0
Bank's liability on acceptances executed and outstanding                                                                  $34,997
Subordinated notes and debentures.........................................................                               $225,000
Other liabilities.........................................................................                               $530,224
                                                                                                                    -------------

TOTAL LIABILITIES                                                                                                     $15,958,331
                                                                                                                    =============

                                                          EQUITY CAPITAL

Common stock..............................................................................                               $100,000
Surplus...................................................................................                               $604,834
a.  Undivided profits and capital reserves................................................                               $580,271
b.  Net unrealized holding gains (losses) on available-for-sale securities                                                $51,213
                                                                                                                    -------------

TOTAL EQUITY CAPITAL                                                                                                   $1,336,318
                                                                                                                    =============

Total liabilities, limited-life preferred stock, and equity capital.......................                            $17,294,649
                                                                                                                    =============

     I, Pamela Piarowski, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                              /s/ PAMELA PIAROWSKI
                                    10/29/98

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

          /s/ EDWARD W. LYMAN,
          /s/ ALAN G. McNALLY,
          /s/ CHARLES SHAW

                                                                      Directors.

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